SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 11, 2003


                    FIRST HORIZON PHARMACEUTICAL CORPORATION
               (Exact name of registrant as specified in charter)


                        Commission File Number 001-30123


           DELAWARE                                      58-2004779
(State or other jurisdiction of                (IRS Employer Identification No.)
          incorporation)


          6195 Shiloh Road
         Alpharetta, Georgia                                 30005
  (Address of principal executive offices)                (Zip Code)




        Registrant's telephone number including area code (770) 442-9707



  (Former name or former address, if changed since last report) Not Applicable

Item 2. Acquisition or Disposition of Assets

     On February 11, 2003 First Horizon Pharmaceutical Corporation (the "Company") entered into a Credit Agreement for a $20 million senior secured revolving credit facility with various lenders and LaSalle Bank National Association, as Administrative Agent. Subject to the satisfaction of certain borrowing base requirements, the Company may from time-to-time borrow monies under the revolving facility for working capital requirements and general corporate purposes. Borrowings are secured by substantially all of the Company's assets.

     Borrowings under the revolving facility bear interest at the Company's option at the base rate in effect from time to time plus an applicable margin or the Eurodollar rate, plus an applicable margin. The applicable margin will vary dependent upon the Company's leverage ratio in effect from time-to-time. The revolving facility matures on February 11, 2006. Fees payable under the revolving facility include a one-time commitment fee of 0.685% of the stated amount of the facility, an unused commitment fee based on funds committed but not borrowed under the revolving facility at rates which vary dependent upon the Company's leverage ratio in effect from time-to-time and letter of credit fees equal to 0.25% per annum of the face amount of letters of credit issued and outstanding under the revolving facility. The revolving facility may be prepaid from time-to-time or terminated at the Company's discretion without penalty. The revolving loan contains various restrictive covenants, including covenants relative to maintaining financial ratios and earnings levels, limitations on acquisitions, dispositions, mergers and capital expenditures, limitations on incurring additional indebtedness and a prohibition on payment of dividends and certain issuances of the Company's capital stock.

     The Credit Agreement with respect to the credit facility is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement.

Item 7.  Financial Statements and Exhibits

     (a) Financial Statements of Businesses Acquired

     Not Applicable

     (b) Pro Forma Financial Information

     Not Applicable

     (c) Exhibits:

     4.1 - Credit Agreement, dated as of February 11, 2003, among First Horizon Pharmaceutical Corporation, Various Lenders and LaSalle Bank National Association, as Administrative Agent

--------------------------

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            FIRST HORIZON PHARMACEUTICAL CORPORATION



Date: February 24, 2003     By: /s/ Darrell Borne
                                ------------------------------------------------
                                Darrell Borne
                                Chief Financial Officer, Treasurer and Secretary





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